UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2016

CymaBay Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36500	94-3103561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 130

Newark, CA 94560

(Address of principal executive offices)

(510) 293-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 2, 2016, CymaBay Therapeutics, Inc. (“CymaBay”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below is a brief description of each matter considered and voted upon at the Annual Meeting, together with the final tally of the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each of the seven directors. A more complete description of each matter is set forth in CymaBay’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 21, 2016 (the “Proxy Statement”).

Proposal 1: Election of Directors.

CymaBay’s Stockholders elected each of the seven directors proposed by CymaBay for election, to serve until the 2017 annual meeting of stockholders, and until their successors are elected and have qualified, or until their earlier death, resignation or removal. The tabulation of votes on this matter was as follows:

Director Nominee	Shares Voted For	Shares Withheld
Mr. Kurt von Emster	9,869,895	163,775
Dr. Carl Goldfischer, M.D.	9,876,895	156,775
Dr. Evan Stein, M.D., Ph.D.	9,876,895	156,775
Mr. Paul F. Truex	9,876,895	156,775
Dr. Harold E. Van Wart, Ph.D.	9,270,795	762,875
Mr. Robert J. Weiland	9,876,895	156,775
Dr. Robert J. Wills, Ph.D.	9,869,895	163,775

There were 9,486,581 broker non-votes for this proposal.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

CymaBay’s Stockholders ratified the appointment of Ernst & Young LLP as CymaBay’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The tabulation of votes on this matter was as follows:

Shares voted for:	19,337,886
Shares voted against:	179,893
Shares abstaining	2,472
Broker non-votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CymaBay Therapeutics, Inc.

By:	/s/ Sujal Shah
Name:	Sujal Shah
Title:	Chief Financial Officer

Dated: June 6, 2016